Exhibit 3.2

CERTIFICATE OF SECRETARY

I, the undersigned, do hereby certify:

(a) That I am the duly elected and acting Corporate Secretary of AVIDBANK HOLDINGS, INC., a California corporation; and

(b) That the foregoing third amended and restated bylaws, comprising 24 pages, constitute the third amended and restated bylaws of such corporation as duly adopted by Board of Directors on January 21, 2025.

IN WITNESS WHEREOF, I have hereunto subscribed my name on January 21, 2025.

/s/ Alison J. Peters
Alison J. Peters, Assistant Secretary

Adopted January 21, 2025

THIRD AMENDED AND RESTATED

BYLAWS

OF

AVIDBANK HOLDINGS, INC.

A California Corporation

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TABLE OF CONTENTS

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THIRD AMENDED A ND RESTATED BYLAWS

OF

A VIDBANK HOLDINGS, INC.

a California corporation

ARTICLE 1.

OFFICES

Section 1.1 Principal Office. The principal executive office in the State of California for the transaction of the business of the corporation is fixed and located in San Jose, California or such other city within the state of California as shall be designated by the board of directors of the corporation in compliance with applicable law. Subject to authorization therefor by the Board of Governors of the Federal Reserve System (the “FRS”), the Federal Deposit Insurance Corporation (the “FDIC”) and/or the California Department of Financial Protection and Innovation, State of California (the “DFPI”), as required, the board of directors shall have the authority from time to time to change the principal office from one location to another within the state.

Section 1.2 Other Offices. Upon authorization by the FRS, the FDIC and/or the DFPI, if required, the board of directors may at any time establish other offices at any place or places within the State of California.

ARTICLE 2.

MEETINGS OF SHAREHOLDERS

Section 2.1 Place of Meetings.

(a) Meetings of shareholders shall be held at any place within or outside the State ofCalifornia designated either by the board ofdirectors, the chairman ofthe board or the chief executive officer (if not contrary to any action taken by the board of directors). In the absence of any such designation, shareholders’ meetings shall be held at the principal executive office of the corporation in the State of California. Subject to any limitations in the articles of incorporation or bylaws of the corporation, if authorized by the board of directors in its sole discretion, and subject to those guidelines and procedures as the board of directors may adopt, shareholders not physically present in person or by proxy at a meeting ofshareholders may, by electronic transmission by and to the corporation, electronic video screen communication, conference telephone, or other means of remote communication, participate in a meeting of shareholders, be deemed present in person or by proxy, and vote at a meeting of shareholders, subject to applicable provisions of California law.

(b) If authorized by the Board, a meeting of the shareholders may be conducted, in whole or in part, by electronic transmission by and to the corporation, electronic video screen communication, conference telephone, or other means of remote communication if the corporation implements reasonable measures: (1) to provide shareholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the shareholders, including an opportunity to read or hear the proceedings of the meeting concurrently with those proceedings, (2) if any shareholder or proxyholder votes or takes other action at the meeting by means of electronic transmission to the corporation, electronic video screen communication, conference telephone, or other means of remote communication, to maintain a record of that vote or action in its books and records, and (3) to verify that each person who has voted remotely is a shareholder or proxyholder. The corporation shall not conduct a meeting of shareholders solely by electronic transmission by and to the corporation, electronic video screen communication, conference telephone, or other means of remote communication unless one or more of the following conditions apply: (A) all of the shareholders consent; (8) the board determines it is necessary or appropriate because of an emergency, as defined in paragraph (5) of subdivision (i) of Section 207 of the California Corporations Code (the “Code” or the “CGCL”); or (C) notwithstanding the absence of consent from all shareholders pursuant to (A) or subdivision (b) of Section 20 of the CGCL, the meeting is conducted on or before December 31, 2025 or such other date set forth in the CGCL, and includes a live audiovisual feed for the duration of the meeting. A corporation holding a meeting pursuant to (C) may offer, in addition to remote audiovisual feed, an audio-only means by which a shareholder or proxyholder may participate provided that the choice between participating via audiovisual or via audio-only means is made by the shareholder or proxyholder and the corporation does not impose any barriers to either mode of participation. A de minimis disruption of an audio or audiovisual feed does not require a corporation to end a shareholder meeting under, or render the corporation out of compliance with, this section.

Section 2.2 Annual Meeting. The annual meeting of shareholders shall be held each year, on a date and at a time designated by the board of directors. At this meeting, directors shall be elected, and any other proper business may be transacted.

Section 2.3 Special Meeting. A special meeting of the shareholders may be called at any time by the board of directors, or by the chairman of the board, the president or by the chief executive officer, or by one or more shareholders holding shares in the aggregate entitled to cast not less than ten percent (10%) of the votes at that meeting.

If a special meeting is called by any person or persons other than the board of directors, the request shall be in writing, specifying the time of such meeting and the general nature of the business proposed to be transacted, and shall be delivered personally or sent by registered or certified mail or by facsimile transmission to the chairman of the board, the chief executive officer, the president, any vice president or the secretary of the corporation. The officer receiving the request shall cause notice to be promptly given to the shareholders entitled to vote, in accordance with the provisions of Sections 2.4 and 2.5 hereof, that a meeting will be held at the time requested by the person or persons calling the meeting, not less than thirty-five (35) nor more than sixty (60) days after the receipt of the request. If the notice is not given within twenty (20) days after receipt of the request, the person or persons requesting the meeting may give the notice. Nothing contained in this paragraph of this Section 2.3 shall be construed as limiting, fixing or affecting the time when a meeting of shareholders called by action of the board of directors may be held.

Section 2.4 Notice of Shareholders’ Meetings. All notices of meetings of shareholders shall be sent or otherwise given in accordance with these Bylaws and the CGCL not less than ten (10) days (or, if sent by third-class mail, not less than thirty (30) days) nor more than sixty (60) days before the date of the meeting. The notice shall specify the place, date and hour of the meeting, the means of electronic transmission by and to the corporation, electronic video screen communication, conference telephone, or other means of remote communication, if any, by which shareholders may participate in such meeting, and (i) in the case of a special meeting, the general nature of the business to be transacted, and no other business may be transacted, or (ii) in the case of the annual meeting, those matters which the board of directors, at the time of giving the notice, intends to present for action by the shareholders, but subject to the provisions of the next paragraph of this Section 2.4 and the remainder of these Bylaws (including Section 2.13 herein), any proper matter may be presented at the meeting for such action. The notice of any meeting at which directors are to be elected shall include the name of any nominee or nominees whom, at the time of the notice, management intends to present for election.

If action is proposed to be taken at any meeting for approval of (i) a contract or transaction in which a director has a direct or indirect financial interest, pursuant to Section 310 of the Code, (ii) an amendment of the articles of incorporation, pursuant to Section 902 of the Code, (iii) a reorganization of the corporation, pursuant to Section 1201 of the Code, (iv) a voluntary dissolution of the corporation, pursuant to Section 1900 of the Code, (v) a conversion of the corporation, pursuant to Section 1152 of the Code, or (vi) a distribution in dissolution other than in accordance with the rights of outstanding preferred shares, pursuant to Section 2007 of the CGCL, the notice shall also state the general nature of that proposal.

Section 2.5 Manner of Giving Notice: Affidavit of Notice. Notice of any meeting of shareholders shall be given either personally, by electronic transmission by the corporation, or by first-class mail or, if the corporation has outstanding shares held of record by 500 or more persons (determined as provided in Section 605 of the Code) on the record date for the shareholders’ meeting, notice may be sent third-class mail, or other written communication, charges prepaid, addressed to the shareholder at the address of that shareholder appearing on the books of the corporation or given by the shareholder to the corporation for the purpose of notice. If no such address appears on the corporation’s books or is given, notice shall be deemed to have been given if sent to that shareholder by first-class mail or other written communication to the corporation’s principal executive office, or if published at least once in a newspaper of general circulation in the county where that office is located. Notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by electronic or other means of written communication by the corporation.

If any notice addressed to a shareholder at the address of that shareholder appearing on the books ofthe corporation is returned to the corporation by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice to the shareholder at that address, all future notices or reports shall be deemed to have been duly given without further mailing if these shall be available to the shareholder on written demand of the shareholder at the principal executive office of the corporation for a period of one (1) year from the date of the giving of the notice.

An affidavit of the mailing or other means of giving any notice of any shareholders’ meeting may be executed by the secretary, assistant secretary, or any transfer agent of the corporation giving the notice, and if so executed shall be filed and maintained in the minute book of the corporation.

Section 2.6 Quorum. The presence in person or by proxy of the holders of a majority of the shares entitled to vote at any meeting of shareholders shall constitute a quorum for the transaction of business. The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

Section 2.7 Adjourned Meeting: Notice. Any shareholders’ meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of the majority of the shares represented at that meeting, either in person or by proxy, but in the absence of a quorum, no other business may be transacted at that meeting, except as provided in Section 2.6 hereof.

When any meeting of shareholders, either annual or special, is adjourned to another time or place, notice need not be given ofthe adjourned meeting if the time and place thereof (or the means of electronic transmission by and to the corporation or, electronic video screen communication, conference telephone, or other means of remote communication, if any, by which the shareholders my participate) are announced at a meeting at which the adjournment is taken, unless a new record date for the adjourned meeting is fixed, or unless the adjournment is for more than forty-five 45 dates from the date set for the original meeting in which case the board of directors shall set a new record date. Notice of any such adjourned meeting shall be given to each shareholder of record entitled to vote at the adjourned meeting in accordance with the provisions of Sections 2.4 and 2.5 hereof and applicable provisions of the Code. At any adjourned meeting the corporation may transact any business which might have been transacted at the original meeting.

Section 2.8 Voting. The shareholders entitled to vote at any meeting of shareholders shall be determined in accordance with the provisions of Section 2.11 hereof, subject to the provisions of Sections 702 to 704, inclusive, of the Code (relating to voting shares held by a fiduciary, in the name of a corporation, or in joint ownership). The shareholders’ vote may be by voice vote or by ballot; provided, however, that any election for directors must be by ballot if demanded by any shareholder before or at the meeting and the voting has begun. On any matter other than elections of directors, any shareholder may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or vote them against the proposal, but, if the shareholder fails to specify the number of shares which the shareholder is voting affirmatively, it will be conclusively presumed that the shareholder’s approving vote is with respect to all shares that the shareholder is entitled to vote. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on any matter (other than the election of directors) shall be the act of the shareholders, unless the vote of a greater number of voting by classes is required by Code or by the articles of incorporation.

At a shareholders’ meeting at which directors are to be elected, no shareholder shall be entitled to cumulate votes (i.e., cast for any one or more candidates a number of votes greater than the number of the shareholder’s shares) unless the candidates’ names have been placed in nomination prior to commencement of the voting and a shareholder has given notice prior to commencement of the voting of the shareholder’s intention to cumulate votes. If any shareholder has given such a notice, then every shareholder entitled to vote may cumulate votes for candidates in nomination and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which that shareholder’s shares are entitled, or distribute the shareholder’s votes on the same principle among any or all of the candidates, as the shareholder thinks fit. The candidates receiving the highest number of votes, up to the number of directors to be elected, shall be elected.

Section 2.9 Waiver of Notice or Consent by Absent Shareholders. The transactions of any meeting of shareholders, either annual or special, however called and noticed, and wherever held, shall be as valid as though adopted at a meeting duly held after regular notice, if a quorum be present either in person or by proxy, and if, either before or after the meeting, each person entitled to vote, who was not present in person or by proxy, signs a written waiver of notice or a consent to a holding of the meeting, or an approval of the minutes. The waiver of notice or consent need not specify either the business to be transacted or the purpose of any annual or special meeting of shareholders, except that if action is taken or proposed to be taken for approval of any of those matters specified in the second paragraph of Section 2.4 hereof, the waiver of notice or consent shall state the general nature of the proposal. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

Attendance by a person at a meeting shall also constitute a waiver of notice of that meeting, except when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened, and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters required by law or these bylaws to be included in the notice of the meeting but not so included if that objection is expressly made at the meeting.

Section 2.10 Shareholder Action by Written Consent without a Meeting. Any action which may be taken at an annual or special meeting of shareholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all shares entitled to vote on that action were present and voted. In the case of election of directors, such a consent shall be effective only if signed by the holders of all outstanding shares entitled to vote for the election of directors; provided, however, that a director may be elected at any time to fill a vacancy on the board of directors that has not been filled by the directors, by the written consent of the holders ofa majority of the outstanding shares entitled to vote for the election of directors. All such consents shall be filed with the secretary of the corporation and shall be maintained in the corporate records. Any shareholder giving a written consent, or the shareholder’s proxy holders, or a transferee of the shares or a personal representative ofthe shareholder or their respective proxy holders, may revoke the consent by a writing received by the secretary of the corporation before written consents of the number of shares required to authorize the proposed action have been filed with the secretary.

If the consents of all shareholders entitled to vote have not been solicited in writing, and if the unanimous written consent of all such shareholders shall not have been received, the secretary shall give prompt notice of the corporate action approved by the shareholders without a meeting to those shareholders entitled to vote who have not consented in writing. This notice shall be given in the manner specified in Section 2.5 hereof. In the case of approval of (i) contracts or transactions in which a director has a direct or indirect financial interest, pursuant to Section 310 of the Corporations Code of California, (ii) indemnification of agents of the corporation, pursuant to Section 317 of that Code, (iii) a reorganization of the corporation, pursuant to Section 1201 of that Code, and (iv) a distribution in dissolution other than in accordance with the rights of outstanding preferred shares, pursuant to Section 2007 of that Code, the notice shall be given at least ten (10) days before the consummation of any action authorized by that approval.

Section 2.11 Record Date for Shareholder Notice. Voting and Giving Consents. For purposes of determining the shareholders entitled to notice of any meeting or to vote or entitled to give consent to corporate action without a meeting, the board of directors may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than ten (10) days before the date of any such meeting nor more than sixty (60) days before any such action without a meeting, and in this event only shareholders of record on the date so fixed are entitled to notice and to vote or to give consents, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date, except as otherwise provided in the CGCL.

If the board of directors does not so fix a record date:

(a) The record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.

(b) The record date for determining shareholders entitled to give consent to corporate action in writing without a meeting, (i) when no prior action by the board has been taken, shall be the day on which the first written consent is given, or (ii) when prior action of the board has been taken, shall be at the close of business on the day on which the board adopts the resolution relating to that action, or the sixtieth (60th) day before the date of such action, whichever is later.

Section 2.12 Proxies. Every person entitled to vote for directors or on any other matter shall have the right to do so either in person or by one or more agents authorized by a written proxy signed by the person and filed with the secretary of the corporation. A proxy shall be. deemed signed if the shareholder’s name is placed on the proxy (whether by manual signature, typewriting, permissible electronic transmission, or otherwise) by the shareholder or the shareholder’s attorney in fact. A validly executed proxy which does not state that it is irrevocable shall continue in full force and effect unless (i) revoked by the person executing it, before the vote pursuant to that proxy, by a writing delivered to the corporation stating that the proxy is revoked, or by a subsequent proxy executed by, or attendance at the meeting and voting in person by, the person executing the proxy; or (ii) written notice of the death or incapacity of the maker of that proxy is received by the corporation before the vote pursuant to that proxy is counted; provided, however, that no proxy shall be valid after the expiration of eleven (11) months from the date of the proxy, unless otherwise provided in the proxy. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Sections 705(e) and 705(f) of the Corporations Code of California. The dates contained on the forms of proxy presumptively determine the order of execution, regardless of the postmark dates on the envelopes in which they are mailed. Any shareholder soliciting proxies from other shareholders must use a proxy card color other than white which is reserved for the board of directors.

Section 2.13 Advance Notice Provisions for Business to be Transacted at Meetings and Elections of Directors.

(a) Annual Meetings of Shareholders.

(i) Nominations of persons for election to the board of directors or the proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders only (A) pursuant to this corporation’s notice of meeting (or any amendment or supplement thereto), (B) by or at the direction of the Board of Directors or any duly authorized committee thereof, or (C) by any shareholder of the corporation who was a shareholder of record of the corporation at the time the notice provided for in this Section 2.13 is delivered to the Secretary of the corporation, who is entitled to vote at the meeting, and who complies with the procedures set forth in this Section 2.13.

(ii) For nominations of persons for election to the board of directors or the proposal of business to be properly brought before an annual meeting of shareholders by a shareholder pursuant to Paragraph (a)(i)(C) of Section 2.13, the shareholder must have given timely notice thereof in proper written form to the Secretary of the corporation and any such proposed business must constitute a proper matter for shareholder action under the Code. No person may be appointed, nominated or elected a director of the corporation unless such person, as of the time of the notice of nomination provided for pursuant to this Section 2.13 and as of the time of appointment of election, would then be able to serve as a director without conflicting in any manner with any state, federal or foreign law or regulation, as determined in good faith by the Board of Directors.

(iii) To be timely, a shareholder’s notice shall be delivered to the Secretary of the corporation at the principal executive offices of the corporation not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting (provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date of the annual meeting, notice by the shareholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the corporation). In no event shall the public announcement of an adjournment or postponement of an annual meeting of shareholders commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above.

(iv) To be in proper written form, a shareholder’s notice to the Secretary (whether pursuant to this Section 2.13(a)(iv) or 2.13(b)) must set forth:

(A) as to each person, if any, whom the shareholder proposes to nominate for election as a director (1) the name and address of each proposed nominee; (2) the principal occupation of each proposed nominee; (3) the total number of shares of capital stock of the corporation that the shareholder expects will be voted for each proposed nominee; (4) the name and residence address of the notifying shareholder; (5) the number of shares of capital stock ofthe corporation owned by the notifying shareholder and each of the notifying shareholder’s nominees, (6) the number of shares of capital stock of any bank, bank holding company, savings and loan association or other depository institution owned beneficially by such person and the identities and locations of any such institutions, (7) whether such person has ever been convicted of or pleaded nolo contendere to any criminal offensive involving dishonesty or breach of trust, filed a petition in bankruptcy or been adjudged bankrupt; (8) a written statement executed by such person acknowledging that as a director of the corporation, such person will owe a fiduciary duty under the Code exclusively to the corporation and its shareholders, (9) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of such person with respect to any securities of the corporation, and a description of any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares), the effect or intent of which is to mitigate loss to, or to manage the risk or benefit of share price changes for, or to increase or decrease the voting power of the nominee, (10) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and (11) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination are to be made by the shareholder.

(B) if the notice relates to any business (other than the nomination of persons for election as directors) that the shareholder proposes to bring properly before a meeting of shareholders pursuant to Paragraph (a)(i)(C) of this Section 2.13, (1) a brief description of the business desired to be brought before the meeting, (2) the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws of the corporation, the language of the proposed amendment), (3) the reasons for conducting such business at the meeting, and (4) any material interest in such business ofsuch shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and

(C) as to the shareholder giving the notice pursuant to this Section 2.13 and the beneficial owner, if any, on whose behalf the nomination for election or proposal of any other business is made (1) the name and address of such shareholder, as they appear on the corporation’s books, and of such beneficial owner and any other shareholders and beneficial owners known by such shareholder to be supporting such proposed business to be brought before the meeting or nominees for election, (2) the class or series and number of shares of capital stock of the corporation that are, directly or indirectly, owned beneficially and of record by such shareholder and by such beneficial owner, (3) any derivative positions with respect to shares of capital stock of the corporation held or beneficially held by or on behalf of such shareholder and by or on behalf of such beneficial owner, the extent to which any hedging or other transaction or series of transactions has been entered into with respect to the shares of capital stock of the corporation by or on behalf, (4) a representation that the shareholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, and (5) a representation whether the shareholder or the beneficial owner, if any, intends or is part ofa group that intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee or otherwise to solicit proxies from shareholders in support of such proposal or nomination (and a copy of such documents). The information required of clauses (3) and (4) must be supplemented not later than ten (10) days following the record date to disclose the information contained in clauses (3) and (4) above as of the record date.

(v) In addition, upon the corporation’s request, any nominee proposed by a shareholder must promptly (but in any event within 10 days of the corporation’s request) complete and return a director questionnaire to be provided by the corporation. If a nominating shareholder will solicit proxies for a nominee or nominees other than the corporation’s nominees in accordance with Rule 14a-19 under the Exchange Act, the nominating shareholder’s written nomination must also include: (i) all information required to be provided to the corporation by Rule 14a-19; (ii) a written representation and undertaking that such shareholder intends to deliver a proxy statement and/or form of proxy to holders of shares representing at least 67% of the voting power of the stock entitled to vote generally in the election of directors in accordance with Rule 14a-19, and that a statement to such effect will be included in such shareholder’s proxy statement; (iii) a written representation and undertaking that such shareholder will comply with all requirements of the Exchange Act and the regulations promulgated thereunder, including but not limited to Rule 14a- 19 and all other requirements of Regulation 14A (as such rule and regulation may be amended or interpreted from time to time by the Securities and Exchange Commission, including through any staff interpretations related thereto); and (iv) each proposed director nominee’s written consent to being named in the corporation’s proxy statement for the applicable meeting and the associated proxy card, and to serving as a director if elected. In addition, such nominating shareholder shall provide the corporation a written certification within 10 days prior to the meeting for the election of directors (or any adjournment, postponement or rescheduling thereof) with reasonable documentary evidence that such nominating shareholder has complied with the representations and undertakings made pursuant to the forgoing subsections (i), (ii), (iii) and (iv).

(vi) The corporation may require any proposed nominee (whether in connection with an annual or a special meeting) to furnish such other information as it may reasonably require to determine (A) the eligibility of such proposed nominee to serve as a director of the corporation (including the information required to be set forth in the shareholder’s notice of nomination of such person as a director as of a date subsequent to the date on which the notice of such person’s nomination was given), and (B) whether such nominee qualifies as an “independent director” or “audit committee financial expert” under applicable law, securities exchange rule or regulation, or any publicly-disclosed corporate governance guideline or committee charter of the corporation.

(vii) Notwithstanding anything in paragraph (a)(iii) of this Section 2.13 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the corporation at an annual meeting is increased and there is no public announcement by the corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a shareholder’s notice required by this Section 2.13 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary of the corporation at the principal executive offices of the corporation not later than the close of business on the tenth (10th) days following the day on which such public announcement is first made by the corporation. In no event may a shareholder provide timely notice with respect to a greater number of director candidates than are subject to election by shareholders at the annual meeting.

(b) Special Meetings of Shareholders. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which directors are to be elected pursuant to the corporation’s notice of meeting (i) by or at the direction of the Board of Directors or any duly authorized committee thereof or (ii) provided that the Board of Directors or any duly authorized committee thereof has determined that directors shall be elected at such meeting, by any shareholder of the corporation who is a shareholder of record at the time the notice provided for in this Section 2.13 is delivered to the Secretary of the corporation, who is entitled to vote at the meeting and upon such election, and who complies with the notice procedures set forth in this Section 2.13. In the event the corporation calls a special meeting of shareholders for the purpose of electing one or more directors to the Board of Directors, any such shareholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the shareholder’s notice and additional information in the same form and substance as required by paragraphs (a)(iv) and (a)(v) of this Section 2.13 shall be delivered to the Secretary of the corporation at the principal executive offices of the corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above.

(c) A nominating shareholder shall promptly provide notice to the corporation of any changes to any of the information submitted to the corporation pursuant to this Section 2.13.

(d) General.

(i) No person nominated by a shareholder shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in these bylaws. Further, if a nominating shareholder provides notice under these bylaws or pursuant to Rule 14a-19, as applicable, and subsequently fails to comply with the procedures set forth in these bylaws or the applicable requirements of Rule 14a-19, then the corporation shall disregard any proxies solicited or votes cast for such shareholder’s nominee{s). The Board of Directors (and any other person or committee authorized by the Board ofDirectors) shall have the power and duty to determine whether a nomination was made in accordance with the procedures and other requirements set forth in these bylaws and, if any proposed nomination was not made in compliance with these bylaws, to declare that such nomination shall be disregarded, in each case, acting in good faith; provided that, if any determination must be made at a meeting of the shareholders, the chair of the meeting shall have the power and duty, acting in good faith, to make such determination, unless otherwise determined by the Board of Directors. Any determination adopted in good faith by the Board of Directors (or any other person or committee authorized by the Board of Directors) or the chair of the meeting, as the case may be, shall be binding on all persons, including the Corporation and its shareholders (including any beneficial owners).

(ii) The name of each nominating shareholder’s candidate for director must be placed in nomination at the meeting of shareholders by the nominating shareholder or a qualified representative of the nominating shareholder present in person and the nominating shareholder’s candidate(s) must be present in person at the meeting for the election of directors, provided that a nominating shareholder, qualified representative or candidate may appear virtually in the case of a meeting conducted solely by electronic transmission by and to the corporation, electronic video screen communication, conference telephone, or other means of remote communication authorized under the Code.

(iii) Notwithstanding the foregoing provisions, unless otherwise required by law or otherwise determined by the Board ofDirectors, if (1) the nominating shareholder or a qualified representative of the nominating shareholder does not appear at the meeting of shareholders (including virtually in the case of a meeting conducted solely by electronic transmission by and to the corporation, electronic video screen communication, conference telephone, or other means of remote communication) to present its nomination(s) or (2) the election of a nominating shareholder’s nominee would cause the corporation to violate the Articles of Incorporation, these bylaws, or any applicable state or federal law, rule, regulation, or stock exchange listing standard, then such nomination or nominations shall be disregarded, and no vote on such shareholder nominee(s) shall occur, notwithstanding that proxies in respect of such vote may have been received by the corporation.

(iv) For purposes of this Section 2.13, “public announcement” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press, or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14, or 15(d) of the Exchange Act.

(v) Nothing in this Section 2.13 shall be deemed to affect any rights (A) of shareholders to request inclusion ofproposals or nominations in the corporation’s proxy statement pursuant to Rule 14a-8 (or any successor thereto) promulgated under the Exchange Act or (B) of the holders of any class or series of stock ofthe corporation having a preference over the common stock as to dividends or upon liquidation to nominate and elect directors pursuant to and to the extent provided in any applicable provisions of the corporation’s articles of incorporation. The foregoing provisions of this Section 2.13 do not relieve any shareholder of any obligation to comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder.

ARTICLE 3.

DIRECTORS

Section 3.1 Powers. Subject to the provisions of the Code, the California Financial Code, federal law and any other applicable law, and subject to the provisions of the articles ofincorporation and these bylaws limiting the powers of the board of directors or reserving powers to the shareholders, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the board of directors.

Without prejudice to these general powers, and subject to the same limitations, the directors shall have the power to:

(a) Select and remove all officers, agents, and employees of the corporation; prescribe any powers and duties for them that are consistent with law, with the articles of incorporation, and with these bylaws; fix their compensation; and require from them security for faithful service.

(b) Subject to approval by the Board of Governors of the FRS, the FDIC and/or the DFPI, if required, change the principal executive office in the State of California from one location to another within the state.

(c) Adopt, make, and use a corporate seal; prescribe the forms of certificates of stock; and alter the form of the seal and certificates.

(d) Authorize the issuance of shares of stock of the corporation on any lawful terms, but only in consideration of money paid, labor done, services actually rendered, debts or securities cancelled, or tangible or intangible property actually received.

(e) Borrow money and incur indebtedness on behalf of the corporation, and cause to be executed and delivered for the corporation’s purposes, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations, and other evidence of debt and securities.

Section 3.2 Number and Qualification of Directors. The number of directors of the corporation shall be not less than seven (7) nor more than thirteen (13). The number of directors shall be fixed at nine (9) until changed, within the limits specified above, by a resolution, duly adopted by the board of directors or by the shareholders. The indefinite number of directors may be changed, or a definite number fixed without provision for an indefinite number, by a duly adopted amendment to the articles of incorporation or by an amendment to this bylaw, duly adopted by the vote or written consent of holders of a majority of the outstanding shares entitled to vote; provided, however, that no amendment reducing the number or the minimum number of directors to a number less than five (5) shall be adopted if the votes cast against its adoption are equal to more than sixteen and two/thirds (16-2/3) percent of the outstanding shares entitled to vote.

Section 3.3 Election and Term of Office of Directors. Directors shall be elected at each annual meeting of the shareholders to hold office until the next annual meeting. Each director, including a director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until a successor has been elected and qualified. Each director upon taking office shall make an oath or affirmation as may be required by law.

Section 3.4 Vacancies. Except for a vacancy created by the removal of a director, vacancies on the board may filled by approval of the board or, if the number of directors then in office is less than a quorum, by (1) the unanimous written consent of the directors then in office, (2) the affirmative vote of a majority of the directors then in office at a meeting held pursuant to notice or waivers of notice complying with Section 307 of the Code or (3) a sole remaining director. Unless the articles or a bylaw adopted by the shareholders provide that the board may fill vacancies occurring in the board by reason of the removal of directors, such vacancies may be filled only by approval of the shareholders.

A vacancy or vacancies in the board of directors shall be deemed to exist in the event of the death, resignation, or removal of any director, or if the board of directors by resolution declares vacant the office of a director who has been declared of unsound mind by an order of court or convicted of a felony, or if the authorized number of directors is increased, or if the shareholders fail, at any meeting of shareholders at which any director or directors are elected, to elect the number of directors to be voted for at that meeting.

Except as provided in the Code, the shareholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors, but any such election by written consent, other than to fill a vacancy created by removal (which consent in case of such vacancy created by removal must be unanimous in accordance with the Code), shall require the consent of a majority of the outstanding shares entitled to vote.

Any director may resign effective on giving written notice to the chairman of the board, the chief executive officer, the president, the secretary, or the board of directors, unless the notice specifies a later time for that resignation to become effective. If the resignation of a director is effective at a future time, the board of directors may elect a successor to take office when the resignation becomes effective.

No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires.

Section 3.5 Place of Meetings and Meetings by Electronic Equipment. Meetings of the board of directors may be held at any place within or without the State of California that has been designated in the notice of the meeting or, if not so stated or if there is no notice, by resolution of the board or by the chief executive officer (if not contrary to any action taken by the board of directors). In the absence of such a designation, meetings shall be held at the principal executive office of the corporation. Any meeting, regular or special, may be held by conference telephone, electronic video screen communication, or electronic transmission by and to the corporation, so long as all directors participating in the meeting can hear one another, and all such directors shall be deemed to be present in person at the meeting.

Section 3.6 Annual Meeting. Immediately following each annual meeting of shareholders, the board of directors shall hold a regular meeting for the purpose of organization, any desired election of officers, and the transaction of other business. Notice of this meeting shall not be required.

Section 3.7 Other Regular Meetings. Other regular meetings of the board of directors shall be held without call at such time as shall from time to time be fixed by the board of directors; provided, however, that the board of directors shall schedule and hold such meetings not less frequently than quarterly. Such regular meetings may be held without notice.

Section 3.8 Special Meetings. Special meetings of the board of directors for any purpose or purposes may be called at any time by the chairman of the board, the chief executive officer or the president or any vice president or secretary or any two directors.

Notice of the time and place of special meetings shall be delivered personally or by telephone (including voice messaging system) to each director or sent by first-class mail, charges prepaid, or electronic transmission by the corporation addressed to each director at that director’s address as it is shown on the records of the corporation. In case the notice is mailed, it shall be deposited in the United States mail at least four (4) days before the time of the holding of the meeting. In case the notice is delivered personally, or by telephone (including voice messaging system) or electronic transmission, it shall be delivered personally, or by telephone (including voice messaging system) or electronic communication, at least forty-eight (48) hours before the time of the holding of the meeting. Any oral notice given personally or by telephone (including voice messaging system) may be communicated either to the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director. The notice need not specify the purpose of the meeting nor the place if the meeting is to be held at the principal executive office of the corporation.

Section 3.9 Quorum. A majority of the authorized number of directors shall constitute a quorum for the transaction of business, except to adjourn as provided in Section 3.11 hereof. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the board of directors, subject to the articles of incorporation, the provisions of Section 310 of the Corporations Code of California (as to approval of contracts or transactions in which a director has a direct or indirect material financial interest), Section 311 of that Code (as to appointment of committees), and Section 317(e) of that Code (as to indemnification of directors), the Financial Code and other applicable law. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

Section 3.10 Waiver of Notice. The transactions of any meeting of the board of directors, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice if a quorum is present and if, either before or after the meeting, each of the directors not present signs a written waiver of notice, a consent to holding the meeting or an approval of the minutes. The waiver of notice or consent need not specify the purpose of the meeting. All such waivers, consents, and approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Notice of a meeting shall also be deemed given to any director who attends the meeting without protesting before or at its commencement, the lack of notice to that director.

Section 3.11 Adjournment. A majority of directors present, whether or not constituting a quorum, may adjourn any meeting to another time and place.

Section 3.12 Notice of Adjournment. Notice of the time and place of holding an adjourned meeting need not be given, unless the meeting is adjourned for more than twenty-four (24) hours, in which case notice of the time and place shall be given before the time of the adjourned meeting, in the manner specified in Section 3.8 hereof, to the directors who were not present at the time of adjournment.

Section 3.13 Action Without Meeting. Any action required or permitted to be taken by the board of directors may be taken without a meeting, if all members of the board shall individually or collectively consent in writing to that action and if the number of members of the board of directors then serving at the time constitutes a quorum. Such action by written consent shall have the same force and effect as a unanimous vote of the board of directors. Such written consent or consents shall be filed with the minutes of the proceedings of the board.

Section 3.14 Fees and Compensation of Directors. Directors and members of committees may receive such compensation, if any, for their services, and such reimbursement of expenses, as may be fixed or determined by resolution of the board of directors. This Section 3.14 shall not be construed to preclude any director from serving the corporation in any other capacity as an officer, agent, employee, or otherwise, and receiving compensation for those services.

Section 3.15 Lead Independent Director. The corporation may have, at the discretion of the board, one or more persons designated as lead independent director (the “Lead Independent Director(s)”) who shall be an independent director(s), as determined in good faith by the board of directors, and have such authority and responsibilities as designated by the board of directors or any committee of the board of directors so designated by the board.

ARTICLE 4.

COMMITTEES

Section 4.1 Committees of Directors. The board of directors may, by resolution adopted by a majority of the authorized number of directors, designate one or more committees, each consisting of two or more directors, to serve at the pleasure of the board. The board may designate one or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. The appointment of members or alternate members of a committee requires the vote of a majority of the authorized number of directors. Any committee, to the extent provided in the resolution of the board, shall have all the authority of the board, except with respect to:

(a) the approval of any action which, under federal law or regulation or under the Code, Financial Code, or other applicable law, also requires shareholders’ approval or approval of the outstanding shares;

(b) the filling of vacancies on the board of directors or in any committee;

(c) the fixing of compensation of the directors for serving on the board or on any committee;

(d) the amendment or repeal of bylaws or the adoption of new bylaws;

(e) the amendment or repeal of any resolution of the board of directors which by its express terms is not so amendable or repealable;

(t) a distribution to the shareholders of the corporation, except at a rate or in a periodic amount or within a price range determined by the board of directors; or

(g) the appointment of any other committees of the board of directors or the members of these committees.

Section 4.2 Meetings and Action of Committees. Meetings and action of committees shall be governed by, and held and taken in accordance with, the provisions of Article III of these bylaws, Sections 3.5 (place of meetings), 3.7 (regular meetings), 3.8 (special meetings and notice), 3.9 (quorum), 3.10 (waiver of notice), 3.11 (adjournment), 3.12 (notice of adjournment), and 3.13 (action without meeting), with such changes in the context of those bylaws as are necessary to substitute the committee and its members for the board of directors and its members, except that the time of regular meetings of committees may be determined either by resolution of the board of directors or by resolution of the committee, special meetings of committees may also be called by resolution of the board of directors; and notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The board of directors may adopt rules for the government of any committee not inconsistent with the provisions of these bylaws.

ARTICLE 5.

OFFICERS

Section 5.1 Officers. The officers of the corporation shall be a chief executive officer, a president, a secretary and a chief financial officer. The corporation may also have, at the discretion of the board of directors, a chairman of the board and one or more vice chairmen of the board (who shall be chosen from the board of directors), one or more vice presidents (which includes executive, senior or assistant vice presidents), one or more assistant secretaries, and any other officers who may be appointed in accordance with the provisions of Section 5.3 hereof. Any number of offices may be held by the same person.

Section 5.2 Election of Officers. The officers of the corporation, except such officers as may be appointed in accordance with the provisions of Section 5.3 or Section 5.5 hereof, shall be chosen by the board of directors at a meeting duly held, or in accordance with the terms of Section 3.13 herein, and each-shall-serve at the pleasure of the board, subject to the rights, if any, of an officer under any contract of employment.

Section 5.3 Subordinate Officers. The board of directors may appoint, or may empower the chief executive officer or the president to appoint, such other officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in the bylaws or as the board of directors may from time to time determine.

Section 5.4 Removal and Resignation of Officers. Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the board of directors, at any regular or special meeting of the board, or, except in case of an officer chosen by the board of directors, by any officer upon whom such power of removal may be conferred by the board of directors.

Any officer may resign at any time by giving written notice to the corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party.

Section 5.5 Vacancies in Offices. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these bylaws for regular appointments to that office.

Section 5.6 Chairman or Vice Chairman of the Board. The chairman of the board, if such an officer be elected, shall, if present, preside at meetings of the board of directors and exercise and perform such other powers and duties as may be from time to time assigned to him by the board of directors or prescribed by the bylaws. If there is no chief executive officer, or if the president is not designated as chief executive officer by the board of directors, the chairman of the board shall in addition be the chief executive officer of the corporation and shall have the powers and duties prescribed in Sections 5.3 or 5.7 hereof. The Lead Independent Director (s) and any vice chairmen of the board shall have such powers and perform such duties as from time to time may be prescribed for them by the board of directors or the chairman of the board.

Section 5.7 Chief Executive Officer. Subject to such powers, if any, as may be given by the board of directors to the chairman of the board, if there be such an officer, the powers and duties of the Chief Executive Officer are: (i) to act as the general manager and chief executive officer of the corporation and, subject to the control of the Board of Directors, to have general supervision, direction and control of the business and affairs of the corporation; (ii) to preside at all meetings of the shareholders and, in the absence of the Chairman of the Board of Directors and a Lead Independent Director or if there be no Chairman of the Board of Directors or Lead Independent Director, at all meetings of the Board of Directors; (iii) to affix the signature of the corporation to all deeds, conveyances, mortgages, leases, obligations, bonds, certificates and other papers and instruments in writing which have been authorized by the Board of Directors or which, in the judgment of the Chief Executive Officer, should be executed on behalf of the Corporation; to sign certificates for shares of stock of the Corporation; and, subject to the direction of the Board of Directors, to have general charge of the property of the Corporation and to supervise and control all officers, agents and employees of the Corporation.

Section 5.8 President. The president shall have all such authority and perform all such duties as are incident to such office or as may be delegated or assigned from time to time by the Chief Executive Officer or by the board of directors. The president shall have the authority to affix the signature of the corporation to all deeds, conveyances, mortgages, leases, obligations, bonds, certificates and other papers and instruments in writing which have been authorized by the board of directors or which, in the judgment of the president, should be executed on behalf of the corporation; to sign certificates for shares of stock of the Corporation.

Section 5.9 Vice Presidents. In the absence or disability of the chief executive officer and the president, unless otherwise directed by the board of directors, the vice presidents, if any, in order of their rank as fixed by the board of directors or, if not ranked, a vice president designated by the board of directors, shall perform all the duties of the chief executive officer and president, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the president. The vice presidents, such term to include executive, senior or assistant vice presidents, shall have such other powers and perform such duties as from time to time may be prescribed for them respectively by the board of directors or the bylaws, and the chief executive officer or the chairman of the board.

Section 5.10 Secretary. The secretary shall keep or cause to be kept, at the principal executive office or such other place as the board of directors may direct, a book of minutes of all meetings and actions of the directors, committees of directors, and shareholders, with the time and place of holding, whether regular or special, and, if special, bow authorized, the notice given, the names of those present at directors’ meetings or committee meetings, the number of shares present or represented at shareholders’ meetings, and the proceedings.

The secretary shall keep, or cause to be kept, at the principal executive office or at the office of the corporation’s transfer agent or registrar, as determined by resolution of the board of directors, a share register, or a duplicate share register, showing the names of all shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered by cancellation. The secretary shall give, or cause to be given, notice of all meetings of the shareholders and of the board of directors required by the bylaws or by law to be given, and he shall keep the sea] of the corporation if one be adopted, in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the board of directors or by the bylaws.

Section 5.11 Chief Financial Officer. The chief financial officer of the corporation shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings, and shares. The books of account shall at all reasonable times be open to inspection by any director.

ARTICLE 6.

INDEMNIFICATION OF DIRECTORS, OFFICERS,
EMPLOYEES, AND OTHER AGENTS

Section 6.1 Agents Proceedings and Expenses. For the purposes of this Article VI, “agent” means any person who is or was a director, officer, employee, or other agent of this corporation or is or was serving at the request of this corporation as, a director, officer, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or was a director, officer, employee, or agent of a foreign or domestic corporation which was a predecessor corporation; “proceeding” means any threatened, pending or completed action or proceeding, whether civil, criminal, administrative, or investigative; and “expenses” includes, without limitation, attorneys’ fees and any expenses of establishing a right to indemnification hereunder.

Section 6.2 Indemnification.

(a) The corporation shall, to the maximum extent permitted by the CGCL, indemnify each person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the corporation to procure a judgment in its favor) by reason of the fact that the person is or was an agent of the corporation,against expenses,judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with the proceeding if that person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation,and,in the case of a criminal proceeding,had no reasonable cause to believe the conduct of the person was unlawful. The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in the best interests of the corporation or that the person had reasonable cause to believe that the person’s conduct was unlawful.

(b) The corporation shall, to the maximum extent permitted by the CGCL, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending,or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was an agent of the corporation,against expenses actually and reasonably incurred by that person in connection with the defense or settlement of the action if the person acted in good faith,in a manner the person believed to be in the best interests of the corporation and its shareholders.

(c) The indemnification provided shall include,but is not limited to,expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such proceedings.

Section 6.3 Required Approval. Except to the extent an agent of the corporation has been successful on the merits in defense of any proceeding set forth in Section 6.2(a) or Section 6.2(b), or in defense of any claim, issue or matter therein (in which case(s) the agent shall be indemnified against expenses actually and reasonably incurred by the agent in connection therewith), any indemnification under this Article shall be made by this corporation only if authorized in the specific case on a determination that indemnification of the agent is proper in the circumstances because the agent has met the applicable standard of conduct set forth in Section 6.2 hereof by any of the following:

(a) The affirmative vote of a majority of a quorum consisting of directors who are not parties to the proceeding;

(b) If such a quorum of directors is not obtainable,by independent legal counsel in a written opinion;

(c) The affirmative vote of a majority of the shares of this corporation entitled to vote represented at a duly held meeting at which a quorum is present or by the written consent of holders of a majority of the outstanding shares entitled to vote. For this purpose, the shares owned by the person to be indemnified shall not be considered outstanding or entitled to vote thereon; or

(d) The court in which the proceeding is or was pending, on application made by this corporation or the agent or the attorney, or other person rendering services in connection with the defense, whether or not such application by the agent; attorney or other person is opposed by the corporation; and any such indemnification shall be subject to any limitation, condition or provision made in any such determination.

Section 6.4 Advance of Expenses. Expenses incurred in defending any proceeding may be advanced by this corporation before the final disposition of the proceeding upon receipt of an undertaking by or on behalf of the agent to repay the amount of the advance if it shall be determined ultimately that the agent is not entitled to be indemnified as authorized in this Article VI.

Section 6.5 Other Contractual Rights; Limitations. The indemnification provided by this Article VI shall not be deemed exclusive of any other right to which those seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders, or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office, to the extent such additional rights to indemnification are authorized in the articles of the corporation. The rights to indemnity hereunder shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors and administrators of the person. Nothing contained in this Article VI shall affect any right to indemnification to which persons other than directors and officers of this corporation may be entitled by contract or otherwise. Notwithstanding any other provision herein, the indemnification provisions set forth in this Article 6 are subject to the applicable requirements and limitations (including applicable prohibitions) set forth in applicable federal laws, rules, regulation or orders regarding indemnification and prepayment of legal expenses, including Section l8(k) of the Federal Deposit Insurance Act, Part 359 of the FDIC’s rules and regulations, the rules and regulations promulgated by the Federal Reserve Board or any successor regulations thereto.

Section 6.6 Insurance. Upon and in the event of a determination by the board of directors of this corporation to purchase such insurance, this corporation shall purchase and maintain insurance on behalf of any agent of the corporation against any liability asserted against or incurred by the agent in such capacity or arising out of the agent’s status as such whether or not this corporation would have the power to indemnify the agent against that liability under the provisions of this Section.

ARTICLE 7.

RECORDS AND REPORTS

Section 7.1 Maintenance and Inspection of Share Register. The corporation shall keep at its principal executive office, or at the office of its transfer agent or registrar, if either be appointed and as determined by resolution of the board of directors, a written record of its shareholders, giving the names and addresses of all shareholders and the number and class of shares held by each shareholder.

A shareholder or shareholders of the corporation (i) holding at least five percent (5%) in the aggregate of the outstanding voting shares of the corporation, (ii) holding at least one percent (1%) of such voting shares and having filed a Schedule 14A or other appropriate form(s) as necessary with the United States Securities and Exchange Commission, may (i) inspect and copy the records of shareholders’ names and addresses and shareholders during usual business hours on five (5) business days’ prior written demand on the corporation, and (ii) obtain from the transfer agent of the corporation, on written demand and on the tender of such transfer agent’s usual charges for such list, a list of the shareholders’ names and addresses, who are entitled to vote for the election of directors, and their shareholdings, as of the most recent record date for which that list has been compiled or as of a date specified by the shareholder after the date of demand. This list shall be made available to any such shareholder by the transfer agent on or before the later of five (5) business days after the demand is received or the date specified in the demand as the date as of which the list is to be compiled. The record of shareholders shall also be open to inspection on the written demand of any shareholder or holder of a voting trust certificate, at any time during usual business hours, for a purpose reasonably related to the holder’s interests as a shareholder or as the holder of a voting trust certificate. Any inspection and copying under this Section 7.1 may be made in person or by an agent or attorney of the shareholder or holder of a voting trust certificate making the demand.

Section 7.2 Maintenance and Inspection of Bylaws. The corporation shall keep at its principal executive office, the original or a copy of the bylaws as amended to date, which shall be open to inspection by the shareholders at all reasonable times during office hours.

Section 7.3 Maintenance and Inspection of Other Comorate Records. The accounting books and records and minutes of proceedings of the shareholders and the board of directors and any committee or committees of the board of directors shall be kept at such place or places designated by the board of directors, or, in the absence of such designation, at the principal executive office of the corporation. The minutes shall be kept in written form and the accounting books and records shall be kept either in written form or in any other form capable of being converted into written form. The minutes and accounting books and records shall be open to inspection upon the written demand of any shareholder or holder of a voting trust certificate, at any reasonable time during usual business hours, for a purpose reasonably related to the holders’ interests as a shareholder or as the holder of a voting trust certificate. The inspection may be made in person or by an agent or attorney, and shall include the right to copy and make extracts. These rights of inspection shall extend to the records of each subsidiary corporation of the corporation.

Section 7.4 Inspection by Directors. Every director shall have the absolute right at any reasonable time to inspect all books, records, and documents of every kind and the physical properties of the corporation and each of its subsidiary corporations. This inspection by a director may be made in person or by an agent or attorney and the right of inspection includes the right to copy and made extracts of documents.

Section 7.5 Annual Report to Shareholders. The board of directors shall cause an annual report to be sent to the shareholders not later than one-hundred twenty (120) days after the close of the fiscal year adopted by the corporation. This report shall be sent at least fifteen (15) days before the annual meeting of shareholders to be held during the next fiscal year and in the manner specified in Section 2.5 hereof of these bylaws for giving notice to shareholders of the corporation. The annual report shall contain a balance sheet as of the end of the fiscal year and an income statement and statement of changes in financial position for the fiscal year, accompanied by any report of independent accountants or, if there is no such report, the certificate of an authorized officer of the corporation that the statements were prepared without audit from the books and records of the corporation.

If no annual report for the last fiscal year has been sent to shareholders, the corporation shall, upon the written request of any shareholder made more than one hundred twenty (120) days after the close of such fiscal year, deliver or mail to the person making the request within thirty (30) days thereafter the financial statements referred to in Section 1501(a) of the Code for such year.

ARTICLE 8.

GENERAL CORPORATE MATTERS

Section 8.1 Record Date for Purposes Other Than Notice and Voting. For purposes of determining the shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any other lawful action (other than action by shareholders by written consent without a meeting), the board of directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before any such action, and in that case only shareholders of record on the date so fixed are entitled to receive the dividend, distribution, or allotment of rights or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date so fixed, except as otherwise provided in the CGCL.

If the board of directors does not so fix a record date, the record date for determining shareholders for any such purpose shall be at the close of business on the day on which the board adopts the applicable resolution or the sixtieth (60th) day before the date of that action, whichever is later.

Section 8.2 Endorsement of Documents; Contracts. Subject to the provisions of applicable law, any note, mortgage, evidence of indebtedness, contract, share certificate, conveyance, or other instrument in writing and any assignment or endorsements thereof executed or entered into between the corporation and any other person, when signed by the chairman-of the board, the chief executive officer, the president or any vice president and the secretary, or the chief financial officer, of the corporation, shall be valid and binding on the corporation in the absence of actual knowledge on the part of the other person that the signing officers had no authority to execute the same. Any such instruments may be signed by any other person or persons and in such manner as from time to time shall be determined by the board and, unless so authorized by the board, no officer, agent, or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or amount.

Section 8.3 Certificates for Shares.

(a) Certificated Shares. Subject to Section 416(b) of the CGCL, every holder of shares in the corporation shall be entitled to have a certificate signed in the name of the corporation (i) by the chairperson or vice chairperson of the board or the president or a vice president and (ii) by the chief financial officer or an assistant treasurer or the secretary or any assistant secretary, certifying the number of shares and the class or series thereof owned by the shareholder. Any or all of the signatures on a certificate may be by facsimile signature. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were an officer, transfer agent or registrar at the date of issue.

(b) Uncertificated Shares. Notwithstanding Section 8.3(a) of this Article 8, the corporation may adopt a system of issuance, recordation and transfer of its shares by electronic or other means not involving any issuance of certificates, including provisions for notice to purchasers in substitution for the required statements on certificates under the CGCL Sections 417, 418, and 1302, and as may be required by the commissioner in administering the Corporate Securities Law of 1968, which system (1) has been approved by the United States Securities and Exchange Commission, (2) is authorized in any statute of the United States, or (3) is in accordance with Division 8 (commencing with Section 8101) of the Commercial Code. Any system so adopted shall not become effective as to issued and outstanding certificated securities until the certificates therefor have been surrendered to the corporation.

Section 8.4 Lost Certificates. Except as provided in this Section, no new certificates for shares shall be issued to replace an old certificate unless the latter is surrendered to the corporation and cancelled at the same time and the Board has not adopted a system of issuance, recordation and transfer of shares as described in Section 8.3(b) herein. The board of directors may, in case any share certificate or certificate for any other security is lost, stolen, or destroyed, authorize the issuance of a replacement certificate on such terms and conditions as the board may require, including provision for indemnification of the corporation secured by a bond or other adequate security sufficient to protect the corporation against any claim that may be made against it, including any expense or liability, on account of the alleged loss, theft, or destruction of the certificate or the issuance of the replacement certificate.

Section 8.5 Representation of Shares of Other Corporations. The chairman of the board, the chief executive officer, the president, or any vice president, or any other person authorized by resolution of the board of directors or by any of the foregoing designated officers, is authorized to vote on behalf of the corporation any and all shares of any other corporation or corporations, foreign or domestic, standing in the name of the corporation. The authority granted to these officers to vote or represent on behalf of the corporation any and all shares held by the corporation in any other corporation or corporations may be exercised by any of these officers in person or by any person authorized to do so by a proxy duly executed by these officers.

Section 8.6 Construction and Definitions. Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the California General Corporation, Law shall govern the construction of these bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term “person” includes both a corporation and a natural person.

Section 8.7 Fiscal Year. The fiscal year of the corporation shall be the twelve month period ending December 31.

ARTICLE 9.

AMENDMENTS

Section 9.1 Amendment by Shareholders. New bylaws may be adopted or these bylaws may be adopted or these bylaws may be amended or repealed by the vote or written assent of shareholders entitled to exercise a majority of the voting power of the corporation, except as otherwise provided by law or by the articles of incorporation.

Section 9.2 Amendment by Directors. Subject to the rights of the shareholders as provided in Section 9.1 hereof, to adopt, amend, or repeal bylaws, bylaws may be adopted, amended, or repealed by the board of directors; provided, however, that the board ofdirectors may adopt a bylaw or amendment of a bylaw changing the authorized number ofdirectors only for the purpose of fixing the exact number of directors within the limits specified in Section 3.2 of these bylaws.

Certificate of Adoption of Bylaw Amendment

AVIDBANK HOLDING, INC.

Adopted March 18,2025

I, Victor DeMarco, hereby certify that:

1.	I am the duly elected, qualified and acting Secretary of Avidbank Holdings, Inc. (the “company”).

2.	Pursuant to Article 9, Section 9.2 of the Company’s Third Amended and Restated Bylaws (the “Bylaws”), which provides that bylaws may be adopted, amended or repealed by the board of directors, the board of directors (the “Board”) amended Section 2.8 of the Bylaws as set forth herein.

3.	The last sentence of the first paragraph of Section 2.8 of the Bylaws is amended to read as follows:

“If a quorum is present, and except as provided in the Code, the affirmative vote of a majority of the shares represented and voting at a duly held meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum) shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by the Code or the Articles of Incorporation.”

4.	The foregoing Bylaw amendment has been duly adopted in accordance with the provisions of Section 211 of the California General Corporation Law, by approval of the Board at their meeting on March 11, 2025, and has not, subsequent to such date, been modified, rescinded, repealed or otherwise amended in any way and is in full force and effect in the form adopted and set forth above as of the date hereof.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Company’s seal this 18th day of March 2025.

/s/ Victor DeMarco
Victor DeMarco, Secretary